Alcan Code of Ethics for Senior Financial Officers

I.	Statement of Policy

Alcan Inc. ("Alcan" or the "Company") is committed to financial integrity and to full and accurate financial disclosure in compliance with applicable accounting policies, laws and regulations. This Code of Ethics for Senior Financial Officers ("Code") sets out specific principles to guide the Company's senior financial officers, including the Chief Executive Officer, the Chief Financial Officer and the Controller, in the performance of their duties.

The Code supplements the principles in Alcan's Worldwide Code of Employee and Business Conduct. Alcan's senior financial officers are bound by the requirements of both documents.

II.	Principles

In performing their duties, Senior Financial Officers must:

1.	act with honesty and integrity, avoiding actual or apparent conflicts between personal interests and the interests of Alcan;

2.

provide information that is accurate, complete, objective, relevant, timely and understandable for disclosure in reports and documents that the Company files with securities authorities and in any other public document;

3.	comply with applicable accounting and reporting policies, laws and regulations;

4.	act in good faith, responsibly, with due care, competence and diligence, without misrepresenting or omitting material facts or allowing independent judgment to be compromised;

5.	respect the confidentiality of information acquired in the course of the performance of responsibilities except when authorized or otherwise legally obligated to disclose; confidential information acquired while performing their duties must not be used for personal advantage;

6.	share knowledge and maintain skills that are important and relevant to the performance of their work;

7.	co-operate with internal and external auditors;

8.	proactively promote ethical behaviour among subordinates, peers and consultants; and

9.	use corporate assets and resources in a responsible manner.

III.	Compliance

Senior financial officers must promptly report to Alcan's Chief Legal Officer, an Ombudsman or the Audit Committee of the Board any violation of securities and anti-fraud laws or any violation of this Code.

Any complaint of retaliation, discharge or other adverse employment action for acting as "whistleblowers" by providing information concerning any alleged violations of law will be investigated and followed up in accordance with Company policy.

Senior financial officers will be advised of their status as such by the Chief Financial Officer and must acknowledge and certify annually that they have carried out their responsibilities in accordance with this Code.